Exhibit 10.58

Smart for Life, Inc.

990 Biscayne Blvd., Suite 503

Miami, FL 33132

January 20, 2022

By Electronic Mail

Brendan O’Neil

Ionic Ventures, LLC

3053 Fillmore St, Suite 256

San Francisco, CA 94123

Re:	Future Equity Agreements

Dear Brendan:

Smart for Life, Inc., formerly Bonne Santé Group, Inc. (the “Company”), has entered into Future Equity Agreements with you and Ionic Ventures, LLC (the “Purchasers”), dated March 6, 2018 and May 14, 2018, respectively, both of which were amended on March 8, 2019 and February 5, 2020 (these agreements may be referred to as “transaction documents,” each a transaction document”), pursuant to which the Company has agreed to issue shares of its common stock to the Purchasers upon closing of its initial public offering (the “IPO”) as described therein based on the price per share at which common stock is sold in the IPO (the “IPO Price”). We understand that you have agreed that the IPO Price shall not be less than $4.00 per share. We have also agreed that Section 3 of the transaction documents, which addresses restrictions on resale at the IPO is also superseded by this side letter and is of no longer of any force or effect. We have agreed that this side letter will be considered a transaction document and is limited as written. The execution, delivery and effectiveness of this side letter shall not, except as expressly provided herein, (A) waive or modify any right, power or remedy under, or any other provision of, any transaction document or (B) commit or otherwise obligate the Purchasers to enter into or consider entering into any other amendment, waiver or modification of any transaction document, all of which shall remain in full force as of their original dates, except as modified herein.

Very truly yours,

Smart for Life, Inc.

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

Accepted and agreed to as of the date first above written:

/s/ Brendan O’Neil
Brendan O’Neil

Ionic Ventures, LLC

By:	/s/ Brendan O’Neil
Name:	Brendan O’Neil
Title:	Partner